Exhibit 6(d)

                        CitiFunds Tax Free Income Trust
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109

                               September 14, 1998

CFBDS, Inc.
21 Milk Street, 5th Floor
Boston, Massachusetts 02109

     Re:  CitiFunds Tax Free Income Trust - Distribution Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiFunds California Tax Free Income Portfolio (the "Fund") is hereby added to the list of series of the above-named Trust to which CFBDS, Inc. ("CFBDS") renders services as distributor pursuant to the terms of the Distribution Agreement dated as of December 31, 1997 (the "Agreement") between the Trust and CFBDS.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                  CITIFUNDS TAX FREE INCOME TRUST

                                  By:    Philip W. Coolidge

                                  Title: President

Acknowledgment:

CFBDS, INC.

By:     Philip W. Coolidge

Title:  C.E.O.